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EXHIBIT 11.

                        DVL, INC.  and Subsidiaries
                     Computation of Earnings Per Share
               (in thousands except share and per share data)
                                (unaudited)

                                               Three Months Ended
                                                  September 30,
                                             -----------------------
                                                1999         1998
                                             ----------   ----------
Income (loss) before extraordinary gain      $       42   $     (101)

Extraordinary gain                                   25            -
                                             ----------   ----------

Net income (loss)                            $       67   $     (101)
                                             ==========   ==========

Weighted average number of common
 shares outstanding - basic                  16,560,450   16,426,554

Shares issuable upon exercise of
 dilutive options and warrants               57,386,819            -

Less shares assumed repurchased              (9,776,900)           -
                                             ----------   ----------
Weighted average number of common
 shares outstanding - diluted                64,170,369   16,426,554
                                             ==========   ==========
Basic earnings (loss) per share:
 Income (loss) before extraordinary gain     $      .00   $     (.01)
 Extraordinary gain                                 .00          .00
                                             ----------   ----------
Net income (loss)                            $      .00   $     (.01)
                                             ==========   ==========
Diluted earnings (loss) per share:
 Income before extraordinary gain            $      .00   $     (.01)
 Extraordinary gain                                 .00            -
                                             ----------   ----------
Net income (loss)                            $      .00   $     (.01)
                                             ==========   ==========



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